UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 31, 2008

                        Commission File Number 000-52263


                              CAVIT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

          Florida                                      03-0586935
(State or Other Jurisdiction              (I.R.S Employer Identification Number)
of Incorporation or Organization)

                               20 NW 181st Street
                              Miami, Florida 33169
                    (Address of principal executive offices)

                                 (305) 493-3304
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

DISMISSAL OF INFANTE & COMPANY AS THE REGISTRANT'S INDEPENDENT ACCOUNTANTS.

     Cavit Sciences, Inc. ("Cavit") elected to dismiss Infante & Company as the principal certifying accountant on January 31, 2008.

     Infante & Company's report on Cavit's financial statements for the year ended December 31, 2006, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles with the exception that Infante & Company's audit report contained an explanatory note which raised substantial doubt as to the ability of the Company to continue as a going concern.

     The termination, which was effective January 31, 2008, was approved by Cavit's Board of Directors.

     During Cavit's fiscal year ended December 31, 2006, and the subsequent interim period ended December 31, 2007, and January 31, 2008, which preceded the termination of Infante & Company, Cavit did not have any disagreements with Infante & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Infante & Company would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     During Cavit's fiscal year ended December 31, 2006, and the subsequent interim periods ended December 31, 2007, and January 31, 2008, which preceded the termination of Infante & Company, other than as set forth herein, Infante & Company did not advise Cavit of any of the following:

     A. That the internal controls necessary for Cavit to develop reliable financial statements did not exist;

     B. That information had come to Infante & Company's attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

     C. (1)That Infante & Company needed to expand significantly the scope of its audit, or that information had come to Infante & Company's attention that if further investigated may: (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements; or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by the audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements); or (iii) cause it to be unwilling to rely on management's representations or be associated with Cavit's financial statements; and (2) due to Infante & Company's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

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     D.   That information has come to Infante & Company's attention that it had concluded  materially impacted the fairness and reliability of either:
          (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Infante & Company's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, except as indicated above) and (2) the issue has not been resolved to Infante & Company's satisfaction prior to its termination.

     Cavit provided Infante & Company with a copy of the disclosures set forth in this Current Report on Form 8-K and requested that Infante & Company furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by Cavit herein. The letter received by Cavit from Infante & Company in which Infante & Company states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.

ENGAGEMENT OF BERKOVITZ AND COMPANY, LLP AS THE REGISTRANT'S INDEPENDENT ACCOUNTANTS.

     Cavit has engaged Berkovitz and Company, LLP to serve as the independent accounting firm responsible for auditing Cavit's financial statements for the fiscal year ended December 31, 2007.

     Neither Cavit nor anyone on behalf of Cavit consulted Berkovitz and Company, LLP during the two most recent fiscal years and any subsequent interim period prior to engaging Berkovitz and Company, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Cavit's financial statements, and either a written report was provide to Cavit or oral advice was provided Berkovitz and Company, LLP concluded was an important factor considered by Cavit in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was wither the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or a reportable event (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

    Exhibit 16.1   Letter from Infante & Company


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Date: February 6, 2008                 CAVIT SCIENCES, INC.


                                       By: /s/ Colm J. King
                                           -------------------------------------
                                           Colm J. King
                                           President and Chief Executive Officer


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                                 EXHIBIT INDEX

     Exhibit No.                  Description
     -----------                  -----------

        16.1             Letter from Infante & Company